EXHIBIT 3

                  [Letterhead of Franklin Mutual Advisers, LLC]



                                                                   June 27, 2002

BY FEDERAL EXPRESS

David Cohen
Iridian Asset Management LLC
276 Post Road West
Westport, CT 06880


         Re:      Termination of Sharing Agreement.
                  --------------------------------

Dear David:

     We are writing to confirm our mutual agreement, in accordance with paragraph 7 of the Sharing Agreement dated March 8, 2002 between Iridian Asset Management LLC and Franklin Mutual Advisers, LLC, to terminate the Sharing Agreement as of the date hereof and that, except as provided in paragraph 7, neither of us shall have any further obligation to the other pursuant to the Sharing Agreement.

                                              Very truly yours,


                                              FRANKLIN MUTUAL ADVISERS, LLC

                                              By:  /s/ Bradley Takahashi
                                                 ------------------------
                                              Name:  Bradley Takahashi
                                              Title: Vice President



Accepted and agreed to as of the date first written above:

IRIDIAN ASSET MANAGEMENT LLC


By:  /s/ David Cohen
---------------------
Name:  David Cohen
Title: Principal